SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):                                                                                          February 11, 2005

                                            INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

                                                  2204 Lakeshore Drive, Birmingham, Alabama 35209
(Address of principal executive offices) (Zip Code)

                                                                                      (205) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

This Form 8-K is to describe ordinary course executive officer compensation actions taken by the Compensation Committee (the “Committee”) of the Board of Directors of Infinity Property and Casualty Corporation (the “Company”).

At its meeting on February 8, 2005, the Committee took the following actions with respect to the compensation of the Company’s named executive officers (as defined in Regulation S-K Item 402(a)(3)):

Executive Officer	2004 Bonus(1)	2005-2007 Long-Term Performance Units(2)
James R. Gober	$637,500	1,010,000
Chief Executive Officer, President
and Chairman of the Board

John R. Miner	$446,250	698,000
Executive Vice President

Samuel J. Simon	$191,250	698,000
Senior Vice President,
General Counsel and Secretary

Roger Smith	$191,250	698,000
Senior Vice President and
Chief Financial Officer

Joseph A. Pietrangelo	$191,250	698,000
Senior Vice President

(1)	The bonus awards earned in 2004 and paid in 2005 are based upon the achievement of performance goals established in February 2004 under the Company’s Annual Bonus Plan and were reviewed and approved by the Committee at its February 8, 2005 meeting.

(2)	Rights to receive long-term performance cash bonuses were granted to certain key employees pursuant to the Company’s Long-Term Compensation Plan (the “Plan”) as approved by the Committee on February 8, 2005. The Plan will commence January 1, 2005 and terminate on December 31, 2007. Each unit represents the right to receive up to $1 in cash compensation depending upon the extent to which certain performance targets are met. The Plan’s performance targets were approved by the Committee and will be based on the Company’s combined ratio and gross written premium growth over a three-year period.

2005 Annual Bonus Plan. On February 8, 2005, the Committee also approved under the Company’s Annual Bonus Plan (approved by shareholders in 2004) the performance criteria and goals for 2005 as outlined below.

In 2005, the overall bonus will be weighted as follows:

Earnings Per Share	50%
Combined Ratio	25%
Gross Written Premiums	25%

Percentages of a bonus target to be paid for the Earnings Per Share Component (“EPS”) range from 0% should EPS not exceed $2.85; to 150% should EPS equal or exceed $4.83.

Percentages of a bonus target to be paid for the Combined Ratio Component (“CR”) range from 0% should the CR equal or exceed 95%; to 150% should CR equal or be less than 90%.

Percentages of a bonus target to be paid for Gross Written Premiums Component (“GWP”) range from 0% should GWP growth in the Company’s focus states equal or be less than 2.5%; to 150% should GWP growth equal or exceed 10%.

Employment Contract Extensions. As a final matter, on February 8, 2005, the Committee approved the extension of the employment contracts with Messrs. Gober, Simon and Smith (scheduled to expire in the fourth quarter of 2005) to December 31, 2007 on terms similar in all material aspects to those provided for in each of their initial employment contracts; except, however, that Mr. Smith’s annual salary has been increased from $275,000 to $300,000, and bonus targets under the Annual Bonus Plan will be equal to 100% of annual salary for Mr. Gober and 50% of annual salary for Messrs. Simon and Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2005	INFINITY PROPERTY AND CASUALTY CORPORATION BY: /s/Samuel J. Simon ——————————————————— Name: Samuel J. Simon Title: Senior Vice President, General Counsel and Secretary